EXHIBIT 5.1


                   OPINION OF BERLINER, CORCORAN & ROWE L.L.P.


                         BERLINER CORCORAN & ROWE L.L.P
                                ATTORNEY-AT-LAW
                          1101 SEVENTEENTH STREET N.W.
                                   SUITE 1100
                          WASHINGTON, D.C. 20036-4798
                  TELEPHONE (202) 293-5555 FAX (202) 290-9035
                             E-mail BCR@BCR-DC.com





                                                   March 1, 2000

Acadia Realty Trust
20 Soundview Marketplace
Port Washington, New York 11050

      re: Acadia Realty Trust Registration of Common Shares of Beneficial Interest on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel for Acadia Realty Trust, a Maryland real estate investment trust (the "Trust"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, pursuant to which the Trust intends to register an aggregate of 26,719,319 shares of its Common Shares of Beneficial Interest, par value $.001 per share ("Common Shares"), for resale by the "Selling Shareholders" listed in the Registration Statement and the prospectus included therein. This opinion is being furnished to you as a supporting document for such Registration Statement.

         In this connection we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the following:

                   (i) The Declaration of Trust of the Trust including all amendments thereto, as in effect on the date hereof,

                   (ii) The By-Laws of the Trust, including all amendments thereto, as in effect on the date hereof,

                   (iii) The Resolutions of the Board of Trustees of the Trust, adopted at meetings of the Board of Trustees on April 14, 1998 and May 28, 1998, which among other things: (a) authorize the issuance of such number of Common Shares and limited partnership interests in Acadia Realty Limited Partnership ("OP Units") as is necessary to effectuate the transactions contemplated by the Contribution and Share Purchase Agreement dated April 15, 1998 (the "RDC Transaction") and (b) reserve for issuance such number of Common Shares as is necessary to effectuate the RDC Transaction,

BERLINER, CORCORAN & ROWE
Acadia Realty Trust                     2                        March 1, 2000



                   (iv) The Resolutions of the Board of Trustees of the Trust, adopted pursuant to Unanimous Written Consent of the Trustees on February 17, 2000, which, among other things: (a) authorize the issuance of such number of Common Shares and OP Units as is necessary to effectuate the transactions contemplated by the Agreement of Contribution dated November 8, 1999 (the "Pacesetter Transaction"), (b) reserve for issuance such number of Common Shares and OP Units as is necessary to effectuate the Pacesetter Transaction, and (c) authorize the filing of the Registration Statement,

                   (v) The Registration Statement filed with the Securities and Exchange Commission, and

                   (vi) The Certificate of the Secretary of the Trust dated March 1, 2000.

         In addition, we have obtained from public officials, officers and other representatives of the Trust, and others such certificates, documents and assurances as we considered necessary or appropriate for purposes of rendering this opinion. In our examination of the documents listed in (i)-(vi) above and the other certificates and documents referred to herein, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on documents not executed in our presence and facsimile or photostatic copies of which we reviewed, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. Without limiting the generality of the foregoing we have relied upon the representations of the Trust as to the accuracy and completeness of (i) the Declaration of Trust and the By-laws of the Trust; (ii) the Registration Statement; and (iii) the representations of the Trust that (a) the resolutions of the Trustees, dated April 14, 1998 and May 28, 1998, (b) the resolutions of the Trustees dated February 17, 2000, (c) the Declaration of Trust, and (d) the By- laws of the Trust have not been rescinded, modified or revoked and no proceedings for the amendment, modification, or rescission of any of such documents are pending or contemplated.

         Based upon the assumptions, qualifications, and limitations set forth herein, and relying upon the statements of fact contained in the documents that we have examined, we are of the opinion, as of the date hereof, that when the Registration Statement becomes effective and any conditions for the issuance of Common Shares have been complied with (including, for example, conversion of OP Units in accordance with the Amended and Restated Agreement of Limited Partnership of Acadia Realty Limited Partnership and conversion of OP Units converted from preferred OP Units), the Common Shares shall constitute legally issued, fully paid and nonassessable, and valid and binding obligations of the Trust.

         In addition to the assumptions set forth above, the opinions set forth herein are also subject to the following qualifications and limitations:

BERLINER, CORCORAN & ROWE

Acadia Realty Trust              3                     March 1, 2000


         (a) The opinions expressed in this letter are based upon the assumption that the Trust will keep the Registration Statement effective.

         (b) The opinions expressed in this letter are specifically limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated herein.

         (c) The opinions expressed in this letter are based on the laws of the jurisdictions referred to in the next paragraph as they may be in effect on the date hereof and we assume no obligation to supplement this opinion if any applicable laws change after the date hereof.

         The opinions herein expressed are limited in all respects solely to matters governed by the internal laws of the State of Maryland, and the federal laws of the United States of America, insofar as each may be applicable. We express no opinion herein with respect to matters of local, county or municipal law, or with respect to the laws, regulations, or ordinances of local agencies within any state. Subject to the foregoing, any reference herein to "law" means applicable constitutions, statutes, regulations and judicial decisions. To the extent that this opinion relates to the laws of the State of Maryland, it is based upon the opinion of members of this firm who are members of the bar of that State.

         This opinion letter is rendered solely to you in connection with the above referenced matter and may not be relied upon by you for any other purpose or delivered to, or quoted or relied upon by, any other person without our prior written consent. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter, affect or modify the opinions or beliefs expressed herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the prospectus included therein.

                                      Very truly yours,




                                      /s/ Berliner, Corcoran & Rowe,L.L.P.
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